Exhibit 99.1

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2003	2002	2003	2002
Revenues	$3,248,602	$3,187,458	$9,806,780	$8,906,004
Cost of revenues	3,041,825	2,975,996	9,173,155	8,307,781

Gross profit	206,777	211,462	633,625	598,223
Selling, general and administrative	93,286	112,162	302,027	329,860

Operating income	113,491	99,300	331,598	268,363

Other (expense) income:
Undistributed loss from joint venture	(1,436)	(1,224)	(4,520)	(3,294)
Interest income	756	1,391	2,345	3,770
Interest expense	(8,430)	(12,555)	(33,172)	(32,337)

	(9,110)	(12,388)	(35,347)	(31,861)

Income before income taxes	104,381	86,912	296,251	236,502
Provision for income taxes	39,839	33,470	113,054	90,391

Income before cumulative effect of accounting change	64,542	53,442	183,197	146,111
Cumulative effect of accounting change, net of tax	-	-	(1,028)	-

Net income	$64,542	$53,442	$182,169	$146,111

Basic earnings per share:
Before cumulative effect of accounting change	$0.82	$0.69	$2.34	$1.87
Cumulative effect of accounting change	-	-	(0.01)	-

Net income	$0.82	$0.69	$2.33	$1.87

Weighted average number of common shares
Outstanding during the period - Basic EPS	78,666	77,829	78,197	77,962

Diluted earnings per share:
Before cumulative effect of accounting change	$0.81	$0.67	$2.30	$1.83
Cumulative effect of accounting change	-	-	(0.01)	-

Net income	$0.81	$0.67	$2.29	$1.83

Weighted average number of common shares
Outstanding during the period - Diluted EPS	80,023	79,449	79,401	79,786

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Balance Sheet

(in thousands, except share data)	September 30, 2003	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$292,310	$190,654
Receivables, net	983,193	988,544
Inventories	130,113	160,483
Deferred taxes	14,979	25,686
Prepaid expenses and other current assets	24,646	28,454

Total current assets	1,445,241	1,393,821
Property and equipment, net	173,116	168,973
Goodwill, net	1,420,582	1,378,436
Other intangible assets, net	235,762	251,111
Other assets	20,090	14,651

Total assets	$3,294,791	$3,206,992

Liabilities and Stockholders' Equity
Current liabilities:
Claims and rebates payable	$1,155,195	$1,084,906
Accounts payable	196,211	255,245
Accrued expenses	185,583	200,356
Current maturities of long-term debt	-	3,250

Total current liabilities	1,536,989	1,543,757
Long-term debt	455,089	562,556
Other liabilities	124,460	97,824

Total liabilities	2,116,538	2,204,137

Stockholders' equity:
Preferred stock, $0.01 par value per share, 5,000,000 shares authorized,
and no shares issued and outstanding	-	-
Common Stock, $0.01 par value per share, 181,000,000 shares
authorized,and 79,777,000 and 79,834,000 shares issued and
outstanding, respectively	797	798
Additional paid-in capital	482,754	503,746
Unearned compensation under employee compensation plans	(25,413)	(8,179)
Accumulated other comprehensive income	1,744	(4,422)
Retained earnings	797,119	614,950

	1,257,001	1,106,893
Common Stock in treasury at cost,1,234,000 and 1,963,000
shares, respectively	(78,748)	(104,038)

Total stockholders' equity	1,178,253	1,002,855

Total liabilities and stockholders' equity	$3,294,791	$3,206,992

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Cash Flows

	Nine Months Ended September 30,
(in thousands)	2003	2002
Cash flows from operating activities:
Net income	$182,169	$146,111

Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	39,687	62,975
Non-cash adjustments to net income	65,548	54,625
Net changes in operating assets and liabilities	(6,008)	23,253

Net cash provided by operating activities	281,396	286,964

Cash flows from investing activities:
Purchases of property and equipment	(32,012)	(32,472)
Acquisitions, net of cash acquired, and investment in joint venture	3,560	(497,229)
Other	15	655

Net cash used in investing activities	(28,437)	(529,046)

Cash flows from financing activities:
Proceeds from long-term debt	50,000	425,000
Repayment of long-term debt	(160,430)	(150,000)
Treasury stock acquired	(79,073)	(66,840)
Net proceeds from employee stock plans	35,908	21,700
Other	-	(3,885)

Net cash (used in) provided by financing activities	(153,595)	225,975

Effect of foreign currency translation adjustment	2,292	(10)

Net increase (decrease) in cash and cash equivalents	101,656	(16,117)
Cash and cash equivalents at beginning of period	190,654	177,715

Cash and cash equivalents at end of period	$292,310	$161,598